UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report:  October 19, 2010
(Date of earliest event reported)

CHRISTOPHER & BANKS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-31390	06-1195422
(Commission file number)	(IRS Employer Identification No.)

2400 Xenium Lane North

Plymouth, MN  55441

(Address of principal executive offices, including zip code)

(763) 551-5000

(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)           Cessation of Employment as President and Chief Executive Officer.  Effective October 19, 2010, the employment of Lorna E. Nagler, President and Chief Executive Officer of Christopher & Banks Corporation (the “Company”), with the Company ended.  In connection with her separation of employment and pursuant to the terms of her Employment Agreement entered into effective as of August 31, 2007, as amended April 30, 2008 (the “Nagler Employment Agreement”), Ms. Nagler and the Company executed a letter pursuant to which Ms. Nagler agreed to resign from all positions with the Company and its subsidiaries and the Company agreed to treat her resignation as a resignation for good reason under the terms of the Nagler Employment Agreement.  Subject to Ms. Nagler entering into and not revoking a release of all claims against the Company, pursuant to the terms of the Nagler Employment Agreement, Ms. Nagler will be entitled to receive: (1) severance payments equal to her current base salary for a period of 12 months, (2) premiums for COBRA coverage for a period equal to the applicable severance period, such premium payments to include payments to offset taxes on such premiums and (3) any other compensation and benefits owed to Ms. Nagler as of October 19, 2010.  If, however, following January 19, 2011, Ms. Nagler has already secured other employment, self-employment or a consulting position, the Company has the right to offset the remaining severance amount payable by the Company, in an amount equal to such other cash compensation.  Subject to the effects of Internal Revenue Code Section 409A, the severance payments are subject to applicable deductions and withholdings and are payable during the Company’s normal payroll schedule after expiration of any applicable rescission periods.  Pursuant to the terms of the Nagler Employment Agreement, Ms. Nagler is prohibited until October 19, 2011, from (i) directly or indirectly engaging with or providing services to a competitor, (ii) having an ownership interest in a competitor, (iii) serving as an officer, director, advisor, consultant or employee of, or participating in the management of, a competitor, (iv) soliciting any employee of the Company, or (v) engaging any Company vendor or encouraging any Company vendor to curtail its relationship with the Company.  Pursuant to the terms of the Nagler Employment Agreement, Ms. Nagler is also prohibited from using, or directly or indirectly divulging to any unauthorized person, any confidential information of the Company.  Ms. Nagler would forfeit all severance and benefits to which she would otherwise be entitled if she violates the foregoing restrictions.

Cessation of Role as Director.  Effective October 19, 2010, Lorna E. Nagler resigned as a director of the Company.

Cessation of Employment as Executive Vice President and Chief Merchandise Officer.  On October 19, 2010, the employment of Susan C. Connell, Executive Vice President and Chief Merchandise Officer of the Company, with the Company ended.  In connection with her separation of employment and pursuant to the terms of her noncompete agreement entered into effective as of July 10, 2007 (the “Noncompete Agreement”), Ms. Connell will be entitled to receive severance payments in the aggregate amount of 50% of her current annual base salary if the Company does not issue to her an irrevocable waiver of Section 7.2 of the Noncompete Agreement, which generally prohibits her from (i) directly or indirectly engaging in activities with a Competitor (as such term is defined in the Noncompete Agreement), or (ii) owning (whether as a shareholder, partner or otherwise, other than as a 3% or less shareholder of a publicly held company) any interest in a Competitor, or (iii) being connected as an officer, director, advisor, consultant, agent or employee of or participating in the management of any Competitor, without the prior written consent of the Company’s Chief Executive Officer.

(c)           Election of Interim President and Interim Chief Executive Officer.  On October 19, 2010, the Board of Directors elected Larry C. Barenbaum as the Interim President and Interim Chief Executive Officer of the Company, effective as of October 19, 2010.  The Company is commencing a search for a permanent President and Chief Executive Officer.

Mr. Barenbaum, 63, was named Chairman of the Company Board in December 2005. He has served as one of the Company directors since March 1992. Since November 1991, Mr. Barenbaum has engaged in investment activities and has provided consulting services to various companies in the specialty retail and services industries. From 1986 to November 1991, Mr. Barenbaum was Chairman and Chief Executive Officer of Lawrence Jewelry Company, a fashion, wholesale jewelry distribution company he founded in 1970.  Mr. Barenbaum has over 25 years of experience in the retail industry, having owned and operated an import, manufacturing and design company that focused on the fashion and retail industry, in addition to serving as a consultant to the special retail and services industry.  Mr. Barenbaum also serves on the Board of Lakes Entertainment, Inc.

There are no arrangements or understandings between Mr. Barenbaum and any other person pursuant to which Mr. Barenbaum was selected as Interim President and Interim Chief Executive Officer of the Company.  Mr. Barenbaum does not have a direct or indirect material interest in any currently proposed transaction to which the Company is to be party, nor has Mr. Barenbaum had a direct or indirect material interest in any such transaction since the beginning of the Company’s last fiscal year.  No family relationship exists between Mr. Barenbaum and any of the Company’s other executive officers or directors.

(d)           Election of Lead Director.  Mr. Barenbaum will retain his title as Chairman of the Board.  In connection with Mr. Barenbaum’s election as Interim President and Interim Chief Executive Officer, the Board elected Anne Jones, a current director, to serve as Lead Director.  The Board intends to have a Lead Director in place for the duration of Mr. Barenbaum’s tenure as Interim President and Interim Chief Executive Officer.

Board Committee Service.  Effective with his election as Interim President and Interim CEO on October 19, 2010, Mr. Barenbaum stepped down from serving on the Audit Committee and the Governance and Nominating Committee of the Board.  The Board and Mr. Barenbaum intend for him not to serve on either Committee while he is serving as Interim President and Interim CEO.

(e)           Certain Compensation Arrangements.  In connection with his election as Interim President and Interim Chief Executive Officer of the Company, Mr. Barenbaum and the Company agreed to the following compensation arrangements.  Mr. Barenbaum will receive a monthly salary of $40,000.  In addition, for each of the first six months in his capacity as Interim President and Interim Chief Executive Officer, Mr. Barenbaum will be granted 7,000 shares of restricted stock of the Company which will immediately vest, but which cannot be transferred until Mr. Barenbaum is no longer serving as Interim President and Interim Chief Executive Officer of the Company.  Such grants will cease upon the earlier to occur of the election of a permanent President and Chief Executive Offer to replace Mr. Barenbaum, or the six month anniversary of his tenure as Interim President and Interim Chief Executive Officer.  In addition, for so long as Mr. Barenbaum serves as Interim President and Interim Chief Executive Officer, he has agreed to forego any and all compensation to which he would be entitled as a non-employee director of the Company.

In connection with her election as Lead Director of the Company, Ms. Jones will receive a monthly payment of $3,000, in addition to any payments to which she is otherwise entitled as a non-employee director of the Company.

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits.

99.1	Christopher & Banks Corporation Press Release dated October 19, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHRISTOPHER & BANKS CORPORATION

Date: October 22, 2010	By:	/s/ Michael Lyftogt
Michael Lyftogt
Vice President, Finance,
Chief Accounting Officer
and Interim Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Christopher & Banks Corporation Press Release dated October 19, 2010.